UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2006 (July 20, 2006)

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-50230	54-1873198
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1001 Nineteenth Street North, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (703) 312-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 8.01	Other Events.

On July 20, 2006, Friedman, Billings, Ramsey Group, Inc. (the “Company”) closed the private offering of common equity by its newly formed taxable REIT subsidiary, FBR Capital Markets Corporation (“FBR Capital Markets”), and the concurrent private placement by FBR Capital Markets to two affiliates of Crestview Partners, as previously announced in the Company’s Current Reports on Form 8-K filed on June 22, 2006 and July 14, 2006. These two concurrent transactions in the aggregate resulted in the sale of $270 million in common equity by FBR Capital Markets. Proceeds to FBR Capital Markets, after deducting the initial purchaser’s discount and placement fee payable to Friedman, Billings, Ramsey & Co., Inc., which has become a wholly-owned subsidiary of FBR Capital Markets as a result of the contribution transaction described below, and a placement fee payable to an affiliate of Crestview Partners with respect to the shares purchased by the Crestview affiliates, were $251.1 million. FBR Capital Markets also reimbursed Crestview for its out-of-pocket expenses incurred in connection with the private placement to the Crestview affiliates. In connection with the transactions, the Company has completed the contribution to FBR Capital Markets of the Company’s investment banking, institutional brokerage and research and asset management businesses.

The Company and FBR Capital Markets have entered into a series of agreements, including a contribution agreement, a corporate agreement, a services agreement, a management services agreement, a trademark license agreement and a tax sharing agreement. Each of these agreements is filed as an exhibit to this report.

In addition, FBR Capital Markets and the Company have entered into a series of definitive agreements with affiliates of Crestview Partners, which reflect the terms and conditions set forth in the amended letter agreement entered into among the parties on July 14, 2006, which was previously announced in the Company’s Current Reports on Form 8-K filed with the SEC on June 22, 2006 and July 14, 2006. The definitive agreements entered into by the Company, FBR Capital Markets and the Crestview affiliates include an investment agreement, a governance agreement, a voting agreement, a registration rights agreement, a professional services agreement and option agreements. Each of these agreements is also filed as an exhibit to this report.

Upon completion of the private offering described above, FBR Capital Markets granted options to purchase an aggregate of 805,000 shares of common stock to Eric F. Billings (270,000 options), J. Rock Tonkel, Jr. (180,000 options), Richard J. Hendrix (180,000 options), Kurt R. Harrington (100,000 options) and William J. Ginivan (75,000 options) under the FBR Capital Markets 2006 Long-Term Incentive Plan, a copy of which is filed as an exhibit to this report. The options have an exercise price of $15.00 per share and will vest on the third anniversary of the grant date, subject to achieving certain corporate performance goals to be determined. In connection with these option grants, Messrs. Billings, Tonkel, Hendrix, Harrington and Ginivan will enter into stock option agreements with FBR Capital Markets Corporation. The forms of incentive stock option agreement and non-qualified stock option agreement that these officers will enter into are filed as exhibits to this report.

The Company intends to discuss these transactions on its quarterly earnings conference call on July 28, 2006.

The securities sold in the private offering and in the concurrent private placement to the affiliates of Crestview Partners have not been registered under the Securities Act of 1933,

as amended, and may not be offered or sold in the United States absent a registration statement or an applicable exemption from the registration requirements under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Contribution Agreement, dated as of July 20, 2006, by and between FBR TRS Holdings, Inc. and FBR Capital Markets Corporation.

10.2	Corporate Agreement, dated as of July 20, 2006, by and between Friedman, Billings, Ramsey Group, Inc. and FBR Capital Markets Corporation.

10.3	Management Services Agreement, dated as of July 20, 2006, by and between Friedman, Billings, Ramsey Group, Inc. and FBR Capital Markets Corporation.

10.4	Services Agreement, dated as of July 20, 2006, by and between Friedman, Billings, Ramsey Group, Inc. and FBR Capital Markets Corporation.

10.5	Tax Sharing Agreement, dated as of July 20, 2006, by and between the FBR TRS Holdings, Inc. and FBR Capital Markets Corporation.

10.6	Trademark License Agreement, dated as of July 20, 2006, by and between Friedman, Billings, Ramsey Group, Inc. and FBR Capital Markets Corporation.

10.7	Investment Agreement, dated as of July 19, 2006, by and among Forest Holdings LLC, Forest Holdings (ERISA) LLC and FBR Capital Markets Corporation and Friedman, Billings, Ramsey Group, Inc.

10.8	Governance Agreement, dated as of July 20, 2006, by and among Forest Holdings LLC, Forest Holdings (ERISA) LLC, FBR TRS Holdings, Inc. and Friedman, Billings, Ramsey Group, Inc.

10.9	Voting Agreement, dated as of July 20, 2006, by and among by and among Forest Holdings LLC, Forest Holdings (ERISA) LLC, FBR Capital Markets Corporation, FBR TRS Holdings and Friedman, Billings, Ramsey Group, Inc.

10.10	Professional Services Agreement, dated as of July 20, 2006, by and between Crestview Advisors L.L.C. and FBR Capital Markets Corporation.

10.11	Registration Rights Agreement, dated as of July 20, 2006, by and among Forest Holdings LLC, Forest Holdings (ERISA) LLC and FBR Capital Markets Corporation.

10.12	Stock Option Agreement, dated as of July 20, 2006, by and between FBR Capital Markets Corporation and Forest Holdings LLC.

10.13	Stock Option Agreement, dated as of July 20, 2006, between FBR Capital Markets Corporation and Forest Holdings (ERISA) LLC.

10.14	FBR Capital Markets Corporation 2006 Long-Term Incentive Plan.

10.15	Form of Incentive Stock Option Agreement.

10.16	Form of Non-qualified Stock Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2006

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By:	/s/ Kurt R. Harrington
Name:	Kurt R. Harrington
Title:	Senior Vice President, Treasurer and Chief Financial Officer